Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 1, 2006 in respect of the financial statements of OrganiTech USA, Inc. for the year ended December 31, 2005 and the period from inception (July 1, 1999) through December 31, 2005 in the Registration Statement (Form SB-2) of OrganiTech USA, Inc. for the registration of up to 12,415,000 shares of its common stock.


                                                 Kost Forer Gabbay & Kasierer
                                                A member of Ernst & Young Global
Haifa, Israel
May 11, 2006